Exhibit 99.2

Unaudited Pro Forma Financial Statements

The following Unaudited Pro Forma Financial Statements are based on the Company’s historical consolidated results of operations and financial position, adjusted to give effect to the Transaction, as defined in Item 2.01 of this Form 8-K, as if it had been completed on December 31, 2015 with respect to the pro forma condensed balance sheet and as of January 1, 2015 with respect to the pro forma condensed statement of operations.

The Unaudited Pro Forma Financial Statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (“Annual Report”). The Unaudited Pro Forma Financial Statements may differ materially from the future financial position or results of operations due to a number of factors described in “Risk Factors” under Item 1A of Part 1 of our Annual Report and “Forward-Looking Statements” under Item 1 of Part 1 of our Annual Report.

Tenet Healthcare Corporation

Unaudited Pro Forma Condensed Balance Sheet

December 31, 2015

(Dollars in millions)	Historical Tenet	Pro Forma Adjustments			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$356	$575	(a	)	$931
Accounts receivable, less allowance for doubtful accounts	2,704	—			2,704
Inventories of supplies, at cost	309	—			309
Income tax receivable	7	—			7
Assets held for sale	550	(549)	(a	)	1
Other current assets	1,245	—			1,245

Total current assets	5,171	26			5,197
Investments and other assets	1,175	—			1,175
Deferred income taxes	776	(62)	(a	)	714
Property and equipment, at cost, less accumulated depreciation and amortization	7,915	—			7,915
Goodwill	6,970	—			6,970
Other intangible assets, at cost, less accumulated amortization	1,675	—			1,675

Total assets	$23,682	$(36)			$23,646

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$127	$—			$127
Accounts payable	1,380	—			1,380
Accrued compensation and benefits	880	—			880
Professional and general liability reserves	177	—			177
Accrued interest payable	205	—			205
Liabilities held for sale	101	(101)	(a	)	—
Accrued legal settlement costs	294	—			294
Other current liabilities	1,144	22	(a	)
		1	(b	)	1,167

Total current liabilities	4,308	(78)			4,230
Long-term debt, net of current portion	14,383	—			14,383
Professional and general liability reserves	578	—			578
Defined benefit plan obligations	595	—			595
Other long-term liabilities	594	5	(b	)	599

Total liabilities	20,458	(73)			20,385
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,266	—			2,266
Equity:
Shareholders’ equity:
Common stock	7	—			7
Additional paid-in capital	4,815	—			4,815
Accumulated other comprehensive loss	(164)	—			(164)
Accumulated (deficit) earnings	(1,550)	37	(a	)	(1,513)
Common stock in treasury, at cost	(2,417)	—			(2,417)

Total shareholders’ equity	691	37			728
Noncontrolling interests	267	—			267

Total equity	958	37			995

Total liabilities and equity	$23,682	$(36)			$23,646

Notes to Unaudited Pro Forma Condensed

Balance Sheet

(a)	Records the proceeds from the sale of the Atlanta-area hospitals and related facilities, derecognition of the related assets and liabilities held for sale, and the related after-tax gain on sale, as adjusted for the impact of nondeductible goodwill, using an effective rate of 41%, which includes the federal statutory rate of 35% and the applicable state taxes.

(b)	Records the accrual for the obligation to make charitable contributions to buyer-affiliated foundation as specified in the sale agreement.

Tenet Healthcare Corporation

Unaudited Pro Forma Condensed

Statement of Operations

Year Ended December 31, 2015

(Dollars in millions except per share amounts)	Historical Tenet	Pro Forma Adjustments			Pro Forma
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$20,111	$(799)	(a	)	$19,312
Less: provision for doubtful accounts	1,477	(96)	(a	)	1,381

Net operating revenues	18,634	(703)			17,931
Equity in earnings	99	—			99
Operating expenses:
Salaries, wages and benefits	9,011	(308)	(a	)	8,703
Supplies	2,963	(103)	(a	)	2,860
Other operating expenses, net	4,555	(189)	(a	)	4,366
Electronic health record incentives	(72)	3	(a	)	(69)
Depreciation and amortization	797	(14)	(a	)	783
Impairment and restructuring charges, and acquisition-related costs	318	—			318
Litigation and investigation costs	291	—			291
Gain on sales, consolidation and deconsolidation of facilities	(186)	—			(186)

Operating income	1,056	(92)			964
Interest expense	(912)	8	(a	)	(904)
Loss from early extinguishment of debt	(1)	—			(1)
Investment earnings	1	—			1

Net income (loss) from continuing operations, before income taxes	144	(84)			60
Income tax benefit (expense)	(68)	31	(b	)	(37)

Income (loss) from continuing operations	76	(53)			23
Less: Net income attributable to noncontrolling interests	218	—			218

Net income (loss) from continuing operations attributable to common shareholders	$(142)	$(53)			$(195)

Earnings per share from continuing operations attributable to Tenet Healthcare Corporation common shareholders
Basic	$(1.43)				$(1.97)
Diluted	$(1.43)				$(1.97)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	99,167				99,167
Diluted	99,167				99,167

Notes to Unaudited Pro Forma Condensed

Statement of Operations

(a)	Eliminates the historical revenue and operating expenses of the divested Atlanta-area hospitals and related facilities.

(b)	Reflects the applicable income tax effects of the pro forma adjustments in this column at an effective tax rate of 37%, which includes the federal statutory rate of 35% plus applicable state taxes, adjusted for nondeductible expenses.